United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 17, 2010
(Date of earliest event reported)

Applied Signal Technology, Inc. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	000-21236 (Commission file number)	77-0015491 (I.R.S. Employer Identification No.)
400 West California Ave., Sunnyvale, CA 94086 (Address of principal executive offices)
(408) 749-1888 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with our Annual Meeting of Shareholders that was held on March 17, 2010, our Shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 20,000,000 to 35,000,000.

A copy of the Certificate of Amendment of the Second Amended and Restated Articles of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.3 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual Meeting of Shareholders

We held our Annual Meeting of Shareholders on March 17, 2010. A total of 11,040,994 shares or 82.99% of the common stock issued and outstanding as of the record date was represented in person or by proxy. The proposals presented at the meeting are described in detail in our proxy statement filed with the Securities and Exchange Commission on February 11, 2010. At the meeting, the Shareholders (i) elected Milton E. Cooper, Dr. John R. Treichler and Marie S. Minton to serve as Class II directors for a two year term and until the Annual Meeting of Shareholders to be held following completion of our fiscal year ending October 31, 2011; (ii) approved an amendment to our Second Amended and Restated Articles of Incorporation to increase the number of shares of our authorized common stock from 20,000,000 to 35,000,000; and (iii) ratified the selection of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending October 31, 2010. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. Only “FOR” and “WITHHOLD” votes were counted with respect to the election of directors and, with respect to any proposals other than the election of directors, “FOR” and “AGAINST” votes, abstentions, and broker non-votes were counted. Abstentions had no effect on the outcome of the election of directors. With respect to the proposal to approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock, both broker non-votes and abstentions had the same effect as votes “AGAINST” such proposal. With respect to the proposal to approve the appointment of Ernst &Young, LLP, abstentions and broker non-votes were each counted as present for purposes of determining the presence of a quorum but had no effect on the outcome of the proposal.

The following tables show the voting results of the Annual Meeting:

1. To elect the following three (3) directors to Class II of the Board of Directors, each to hold office for a two year term and until the earliest of our annual meeting of shareholders to be held following our fiscal year ending October 31, 2011, his removal, or his or her resignation.

	Votes Cast For	Votes Withheld	Broker Non-Votes
Milton E. Cooper	8,963,712	261,367	1,815,915
Dr. John R. Treichler	8,833,970	391,109	1,815,915
Marie S. Minton	8,914,095	310,984	1,815,915

 2. To approve the amendment to the Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 35,000,000.

Shares
For	8,757,795
Against	2,277,151
Abstain	6,048
Broker non-votes	—

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

Shares
For	10,799,948
Against	235,514
Abstain	5,532
Broker non-votes	—

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
3.3	Amendment to the Second Amended and Restated Articles of Incorporation of Applied Signal Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010	Applied Signal Technology, Inc.
By: /s/ James E Doyle James E. Doyle Chief Financial Officer

Exhibit 3.3

William Van Vleet III and Alice Delgado hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Applied Signal Technology, Inc., a California corporation (the "Corporation").

2. The first Paragraph of Article III of the Amended and Restated Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred" and "Common." The total number of Preferred shares authorized is 2,000,000, and the total number of Common shares authorized is 35,000,000. The shares of Preferred Stock and Common Stock are referred to herein collectively as the "capital stock." All shares of each class of capital stock shall be without par value.

3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of the Corporation entitled to vote with respect to the foregoing amendment was 13,302,602 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of outstanding shares of Common Stock.

The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing Certificate of Amendment and know the contents thereof and that the same is true and correct of their own knowledge.

WEST\21905606.1

Executed at Sunnyvale, California on March 22, 2010.

William Van Vleet III, President

Alice Delgado, Secretary

WEST\21905606.1